REVISED EXHIBIT A
To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Investment Management LLC (formerly Allianz Life Advisers, LLC).
Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2019.  The Operating Expense Limit for each Fund is as follows:
Name of Fund	Expense Limitation
AZL BlackRock Global Allocation Fund		1.19%
AZL DFA 5-Year Global Fixed Income Fund
	Class 1 shares	0.70%
	Class 2 shares	0.95%
AZL DFA Emerging Markets Core Equity Fund		1.50%
AZL DFA International Core Equity Fund		1.39%
AZL DFA U.S. Core Equity Fund		1.20%
AZL DFA U.S. Small Cap Fund		1.35%
AZL Enhanced Bond Index Fund		1.50%
	Class 1 shares	0.45%
	Class 2 shares	0.70%
AZL Gateway Fund		1.25%
AZL Government Money Market Fund		0.87%
AZL International Index Fund
	Class 1 shares	0.52%
	Class 2 shares	0.77%
AZL MetWest Total Return Bond Fund		0.91%
AZL Mid Cap Index Fund
	Class 1 shares	0.46%
	Class 2 shares	0.71%
AZL Moderate Index Strategy Fund		0.20%
AZL Morgan Stanley Global Real Estate Fund
	Class 1 shares	1.10%
	Class 2 shares	1.35%
Name of Fund	Expense Limitation
AZL MSCI Emerging Markets Equity Index Fund
	Class 1 shares	0.85%
	Class 2 shares	1.10%
AZL MSCI Global Equity Index Fund
	Class 1 shares	0.55%
	Class 2 shares	0.80%
AZL Pyramis Multi-Strategy Fund
	Class 1 shares	0.46%
	Class 2 shares	0.71%
AZL Pyramis Total Bond Fund
	Class 1 shares	0.70%
	Class 2 shares	0.95%
AZL Russell 1000 Growth Index Fund
	Class 1 shares	0.59%
	Class 2 shares	0.84%
AZL Russell 1000 Value Index Fund
	Class 1 shares	0.59%
	Class 2 shares	0.84%
AZL S&P 500 Index Fund
	Class 1 shares	0.46%
	Class 2 shares	0.71%
AZL Small Cap Stock Index Fund
	Class 1 shares	0.46%
	Class 2 shares	0.71%
AZL T. Rowe Price Capital Appreciation Fund		1.20%

Acknowledged:
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
By:    /s/ Michael Tanski
Name: /s/ Michael J. Tanski
Title:  Vice President, Operations
ALLIANZ INVESTMENT MANAGEMENT LLC
By:      /s/ Brian Muench
Name: Brian J. Muench
Title:   President

Updated:  10/23/2017